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SHARE PURCHASE AGREEMENT

THIS Agreement made as of the 1st day of September, 2003

BETWEEN:

SYLVIA J. TODOROVA, 6684, avenue Chester, Montreal (Quebec)  H4V 1J9, and LOUISE BEAULIEU, 7019, rue Bordeaux, Montreal (Quebec) H2E 2M2

(“the Seller”)

OF THE FIRST PART

AND:

TERRA NOSTRA TECHNOLOGY LTD, legally constituted having his head office in the 2160, de la Montagne Street, suite 720, in Montreal, province of Quebec, Canada, H3G 2T3, represented to the present by Mr. Regis Bossé, duly authorized for the purposes of the present;

(“the Buyer”)

OF THE SECOND PART

WHEREAS:

The Seller is only real owner, by good and valid title, free and quits any charge, mortgage or some affectation, and the holder registered by the totality of outstanding shares, is: fifty (50) shares of category " A " and of six thousand ( 6 000 ) shares of category " B " of the capital stock of the company Biointégra inc. of Mrs. Sylvia J . Todorova and Mrs. Louise Beaulieu and five thousand seventy-five ( 5 075 ) shares of category " B " from Mme. France Maggi, Vanya Pasheva, Maia Veleva and M. Jean Fournel.

The under reserve of conditions and capacities stipulated in the present, the Buyer wishes to buy of the Seller, who wishes to sell, the Shares of the Company;

CONSIDERING what precedes and commitments and obligations stipulated in the present, the parts agree of what follows:

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale. the Seller hereby agrees to transfer to TERRA NOSTRA, and TERRA NOSTRA hereby agrees to acquire from the Seller, all, and not less than all, of the issued and outstanding BioIntegra Shares (being an aggregate of 50 class “A” and 11,075 class “B” BioIntegra Shares) in consideration for the shares of category " A " is of fifty ( 50 $ ) is 1,00 $ per share plus a royalty of 5 % of gross incomes generated by the sale of products using Beauveria's bassiana (fungus-based, bio-insecticides) used against the Colorado beetle of the potato as well as the mat bedbug. A royalty of 1 % of gross incomes generated by the sale of products using other strain of  Beauveria's bassiana identified in appendix with the present. Royalty will be paid proportionally among action initially possessed, and it in a annual way.

Also, a total royalty of 5 % of gross incomes generated by the sale of the eggs of ephestia and of sitotroga is paid to the beneficiary, proportionally among share of category " A " initially possessed, and to the inventors of the chain mechanized by production, in already agreed

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proportions among them in the agreement of transfer of rights having effect since August 1-st, 2001. This royalty is paid in a annual way.

 Selling price offered for the shares of category B by the beneficiary is 6 000 $ or1,00 $ per  shares payable with the share of the public company Terra Nostra Technology Ltd, Different agreement will be sign for each of the other shareholders and holders of the shares of category  (B) of Biointégra.

2.

PAYMENT TERMS

2.1

Payment

The purchase price of  the shares is and will be payable to the beneficiary of the shares of category " A " and " B ". in exchange of common shares of the public company Terra Nostra Technology Ltd  at closing.

2.2

Financial commitment

A sum Cad.80 000 $ per year shall be paid  to Mrs. Sylvia J . Todorova starting as July 1-st, 2003. The payment of this salary will become on the other hand due and due at closing, or on August 31, 2003.

From this amount Cad 30,000$ shall be payable in share of Terra Nostra at the price of US.0.40$ per share fo a total of 55,000 share.

If the payment became due and due a not legal day, it can be made then validly the next first legal day.

The aforementioned payment will be payable in all or in part by the payment of the granted subsidies or to be granted.  Pay being assumed by the buyer.

3.         Covenants of TERRA NOSTRA. TERRA NOSTRA covenants and agrees with The Seller to do the following at or prior to the Closing Date (as hereinafter defined) and prior to the completion of the transactions contemplated in section :

a)

to comply with all applicable securities and corporate laws and regulatory requirements.

4.

Representations and Warranties of TERRA NOSTRA. TERRA NOSTRA represents and warrants the following to the Seller :

a)

TERRA NOSTRA is duly incorporated under the laws of the State of Nevada, United States, is validly existing and in good standing under such laws, and has no subsidiaries or equity interests in any other companies or entities;

b)

all of the issued share of TERRA NOSTRA were issued in compliance with applicable federal and state securities laws, including but limited to the registration requirements of Section 5 of the United States Securities Act of 1933, as amended (the “1933 Act”) or an exemption therefrom;

c)

all of the currently issued and outstanding Terra Nostra Shares are validly issued and outstanding and are fully paid and non-assessable and the TERRA NOSTRA Payment

Shares to be issued at Closing (as hereinafter defined) will, on issuance, be validly issued and outstanding as fully paid and non-assessable and the TERRA NOSTRA Payment Shares will at Closing be free and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances;

d)

TERRA NOSTRA’s Annual Report signed on behalf of TERRA NOSTRA has been duly filed with the United States Securities and Exchange Commission (“SEC”) pursuant to section 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is, except to the extent superseded by TERRA NOSTRA’s Form 10-QSB filed with the SEC, true and correct in all material respects as at the date hereof and, except to the extent superseded by the Form 10-Q and any subsequent quarterly or current reports filed with the SEC prior to the Closing Date, shall be true and correct in all material respects at the Closing Date;

e)

the Terra Nostra Shares are quoted on the National Association of Securities Dealer’s (“NASD”) OTC Bulletin Board (“OTCBB”) and, prior to the Closing, TERRA NOSTRA will do all necessary acts and things to maintain the quotation of the BioIntegra Shares on the OTCBB;

f)

TERRA NOSTRA has filed all reports required to be filed by TERRA NOSTRA under the Exchange Act;

g)

TERRA NOSTRA has not received notice from the NASD or the SEC that the Terra Nostra Shares are illigible for quotation on the OTCBB;

h)

TERRA NOSTRA has the power and authority to carry on its business as and where it is presently conducted;

i)

TERRA NOSTRA has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

j)

the execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors of TERRA NOSTRA.  No other corporate act or proceeding on the part of TERRA NOSTRA is necessary to authorize this Agreement.  This Agreement constitutes a legal, valid and binding agreement of TERRA NOSTRA enforceable in accordance with its terms;

k)

neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the Articles of Incorporation or resolutions of TERRA NOSTRA or any instrument, agreement or contract to which it is party or by which it is bound;

l)

no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by TERRA NOSTRA and the consummation of the transactions contemplated hereby, except for such notices of the transactions contemplated herein as may be required by the OTCBB

m)

no consent, approval or authorization of the shareholders of TERRA NOSTRA is required in connection with the execution, delivery and performance of this Agreement by TERRA NOSTRA and the consummation of the transactions contemplated hereby;

n)

there are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings or investigations outstanding, in progress, pending or, to the best of TERRA NOSTRA’s knowledge, threatened against or relating to TERRA NOSTRA which might materially and adversely affect TERRA NOSTRA;

o)

TERRA NOSTRA is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect TERRA NOSTRA;

p)

all material transactions of TERRA NOSTRA have been properly recorded or filed in or with its books and records and the minute book of TERRA NOSTRA contains records of all meetings and proceedings of the shareholders and directors of TERRA NOSTRA;

q)

the audited financial statements of TERRA NOSTRA for the fiscal years ended December 31, 2002 were each prepared in accordance with United States generally accepted accounting principles, applied on a basis consistent with prior periods, and present fairly and accurately in all material respects the financial condition and position of TERRA NOSTRA as of those dates and the results of its operations for the years and periods then ended, and, in particular, all of the assets and all of the liabilities and obligations, due or accruing due, contingent or absolute, of TERRA NOSTRA, and no adverse material change in the financial position of TERRA NOSTRA has taken place since December 31, 2002.

r)

TERRA NOSTRA has duly filed all federal, state, local and foreign tax report’s and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of TERRA NOSTRA. No state of facts exists which would constitute grounds for the assessment of any tax liability by the state, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of TERRA NOSTRA, if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period;

s)

TERRA NOSTRA is in compliance with all laws, regulations and orders applicable to its business. TERRA NOSTRA has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither TERRA NOSTRA nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

t)

other than this Agreement, there are no undisclosed material changes in the affairs of TERRA NOSTRA since the date of the Form SB-2 filed on December 30, 2002;

u)

all agreements, understandings, instruments, contracts or proposed transactions to which TERRA NOSTRA is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to Todorova;

v)

TERRA NOSTRA is managed by its directors and officers, but has no employees and has no employee retirement or employee benefit or welfare plans; and

w)

no order ceasing or suspending trading in securities of TERRA NOSTRA nor prohibiting the issuance or sale of such securities has been issued to TERRA NOSTRA or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

5.

Seller’s Representations and Warranties.  The Seller hereby represents and warrants the following to TERRA NOSTRA:

a)

Biointégra is duly incorporated under the laws of the Province of Québec and is validly existing and in good standing under such laws;

b)

Todorova and Beaulieu has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

c)

neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the constating documents of Todorova and Beaulieu or any instrument, agreement or contract to which it is party or by which it is bound;

d)

no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by The Seller and the consummation of the transactions contemplated hereby;

e)

Todorova and Beaulieu are not a “U.S. Person” as defined under Regulation S made under the 1933 Act;

f)

Todorova and Beaulieu were outside the United States at the time of execution and delivery of this Agreement;

g)

the TERRA NOSTRA Payment Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

h)

hedging transactions involving the TERRA NOSTRA Payment Shares may not be conducted unless in compliance with the 1933 Act;

i)

The seller acknowledges that the TERRA NOSTRA Payment Shares have not been and will not be registered under the 1933 Act and that the TERRA NOSTRA Payment Shares are being issued to Todorova in reliance on exemptions from such registration and that the TERRA NOSTRA Payment Shares may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act or compliance with requirements of an exemption from registration;

j)

Todorova agrees that all of the certificates representing the TERRA NOSTRA Payment Shares shall have endorsed thereon a legend to the following effect:

“THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY (i) TO THE COMPANY, (ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED, PRIOR TO ANY SUCH SALE, TRANSFER OR ASSIGNMENT, THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

and that TERRA NOSTRA will refuse to register any transfer of the TERRA NOSTRA Payment Shares not made (i) in accordance with Regulation S, (ii) pursuant to registration under the 1933 Act or (iii) pursuant to an available exemption from registration under the 1933 Act;

k)

The seller is acquiring the TERRA NOSTRA Payment Shares as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the TERRA NOSTRA Payment Shares;

l)

The seller has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of its investment in Terra Nostra Shares and is able to bear the economic risk of loss of such investment; and

m)

Todorova and Beaulieu has been provided with the opportunity to ask questions and solicit information concerning the business and financial condition of TERRA NOSTRA, has utilized such access to its full satisfaction, and has received from TERRA NOSTRA all information that it has requested.

6.

Representations and Warranties of Todorova and Beaulieu as to TERRA NOSTRA.  Todorova and Beaulieu hereby represents and warrants the following to TERRA NOSTRA:

a)

Biointégra is duly incorporated under the laws of the province of Quebec, and is validly existing and in good standing under such laws;

b)

the authorized capital of Biointégra consists of unlimited class A,B,C,D,E,F BioIntegra Shares, of which 50 class A and 11,075 class B Shares are, and will at the Closing Date be, issued and outstanding as fully paid and non-assessable;

c)

Todorova and Beaulieu are or will be  at the Closing Date will be, the legal and beneficial owner of all of the 50 class “A” and 11,075 class “B” issued and outstanding BioIntegra

Shares, such shares shall be free and clear of all liens, charges and encumbrances and no other person (other than TERRA NOSTRA under this Agreement) will have any right, present or future, to acquire any shares or other securities of TERRA NOSTRA;

d)

there are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings outstanding, in progress, pending or threatened against or relating to Biointégra which might materially and adversely affect TERRA NOSTRA on a consolidated basis;

e)

Biointégra is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect TERRA NOSTRA on a consolidated basis;

f)

all material transactions of Biointégra have been properly recorded or filed in or with its books and records and the minute book of Biointégra contains records of all meetings and proceedings of the shareholders and directors of Biointégra;

g)

Biointégra has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of Biointégra. No state of facts exists which would constitute grounds for the assessment of any tax liability by the state, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of Biointégra if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period;

h)

Biointégra is in compliance with all laws, regulations and orders applicable to its business. Biointégra has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither Biointégra nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

i)

all agreements, understandings, instruments, contracts or proposed transactions to which Biointégra is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to Biointégra;

7.

Closing.  Completion of the transactions contemplated herein (the “Closing”) shall take place on August 31st, 2003 at 15h00 (EST) at the office of Me Richard St-Julien, at 2160, de la Montagne, suite 700, Montreal, Quebec, Canada, or such other date, time and place acceptable to the parties hereto (the “Closing Date”).

8.

Binding Agreement.  Upon acceptance of the terms of this Agreement by the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

9.

Further Assurances.  The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

10.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

11.

Time of the Essence.  Time shall be of the essence of this Agreement.

12.

Applicable Law and Attornment.  This Agreement shall be governed and interpreted in accordance with the laws of the Province of Quebec, Canada and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Quebec, Canada.

13.

Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

14.

Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

 " The Seller "

/s/ Sylvia J. Todorova

 Sylvia J. Todorova

" The Seller "

/s/ Louise Beaulieu

 Louise Beaulieu

TERRA NOSTRA TECHNOLOGY LTD

Per:

/s/ Regis Bosse

Régis Bossé

President